Exhibit 10.60

EMPLOYMENT AGREEMENT AMENDMENT

This Employment Agreement Amendment (“Amendment”) dated as of September 30, 2013 (the “Effective Date”) is by and between CD International Enterprises Inc., a Florida corporation, (the “Company” or “CD International”) and Yuejian (James) Wang, Ph.D., (the “Executive”).

WHEREAS, CD International and Executive are parties to a certain Employment Agreement effective as of July 2, 2013 (the "Employment Agreement").

WHEREAS, the parties desire to amend the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Recitals. The foregoing recitals are true and correct.

2.	Employment Agreement Amendment

a.      Section 4.A. of the Employment Agreement is hereby amended by including the following at the end of this section:

Notwithstanding anything to the contrary provided for herein, Executive hereby agrees, starting from Oct 1, 2013, to reduce his cash salary from $50,000 to $30,000 per month.  In return, the Company will award Dr. Wang 3 million options to purchase the Company stock at $0.05 per share per year, vesting after September 30 of each year. Executive also agrees, for his unpaid cash salary accrued from January 2012 to September 2013, totaling $405,000, the company has the option to pay Executive in a combination of stock and cash.  In the event the company issues Executive the Company’s restricted stock, the common stock will be priced at $0.05 per share as payment.  In addition, the Company should have an option to pay Executive with its client company’s shares.

3.
This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Employment Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Employment Agreement unless otherwise provided.  Except as specifically modified hereby, all of the provisions of the Employment Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.

4.
Counterparts.  This Amendment may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one Amendment, notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CD INTERNATIONAL ENTERPRISES, INC. By: /s/ Andrew Goldrich Name: Andrew Goldrich Title: Vice President

EXECUTIVE

/s/ Yuejian (James) Wang
Yuejian (James) Wang, Ph.D.